UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

YAPPN CORP.

(Exact Name of Small Business Issuer as Specified in Charter)

Delaware	000-55082	27-3448069
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Avenue of the Americas, 11th Floor New York, NY	10018
(Address of Principal Executive Offices )	(Zip Code)

Small Business Issuer’s telephone number, including area code:   (888) 859-4441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the small business issuer under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” and “our” refer to Yappn Corp. and its subsidiaries, unless the context requires otherwise.

ITEM 3.02 – Unregistered Sale Of Equity Securities.

On September 23, 2016, closed an integrated offering for the following:

(a)	1,008,000 units for an aggregate investment of $252,000, consisting of 1,008,000 shares of common stock and 1,008,000 common stock purchase warrants, exercisable at $0.25 per share, with a five year term and which vest in one-third increments, first increment on April 17, 2017, the second increment on April 17, 2018, and the final increment on April 17, 2019.

(b)	2,640,000 units for an aggregate investment of $660,000 consisting of 2,640,000 shares of common stock and 2,640,000 common stock purchase warrants, exercisable at $0.25 per share, with a five year term and which vest in one-third increments, first increment on May 16, 2017, the second increment on May 16, 2018, and the final increment on May 16, 2019.

(c)	800,000 units for an aggregate investment of $200,000 consisting of 800,000 shares of common stock and 800,000 common stock purchase warrants, exercisable at $0.25 per share, with a five year term and which vest in one-third increments, first increment on August 31, 2017, the second increment on August 21, 2018, and the final increment on August 31, 2019.

(d)	780,000 units consisting of 195,000 shares of common stock and 780,000 common stock purchase warrants, exercisable at $0.25 per share, with a five year term and which vest in one-third increments, first increment on September 23, 2017, the second increment on September 23, 2018, and the final increment on September 23, 2019.

In total, the Offering consisted of units equaling an aggregate of 5,228,000 shares of common stock and 5,228,000 common stock purchase warrants (of which 3,088,000 units were purchased by our Board of Directors and Advisory Board). The total aggregate purchase price to our company from the offering, at $0.25 per unit, was $1,307,000.

The securities were issued to non-U.S. Purchasers, in reliance upon the exemption provided by Regulation S under the Securities Act of 1933, as amended, for a transaction not involving a public offering. The non-U.S. Purchasers acknowledged the following: The non-U.S. Purchaser is not a United States Person, nor is the non-U.S. Purchaser acquiring the Securities hares directly or indirectly for the account or benefit of a United States Person.  None of the funds used by the non-U.S. Purchaser to purchase the Securities have been obtained from United States Persons. For purposes of this Agreement, “United States Person” within the meaning of U.S. tax laws, means a citizen or resident of the United States, any former U.S. citizen subject to Section 877 of the Internal Revenue Code, any corporation, or partnership organized or existing under the laws of the United States of America or any state, jurisdiction, territory or possession thereof and any estate or trust the income of which is subject to U.S. federal income tax irrespective of its source, and within the meaning of U.S. securities laws, as defined in Rule 902(o) of Regulation S, means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if organized under the laws of any foreign jurisdiction, and formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 26, 2016	Yappn Corp.

	By:	/s/ Edward P. Karthaus
Edward P. Karthaus
Chief Executive Officer

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